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                                                                       EXHIBIT 5


             [LETTERHEAD OF JEFFER, MANGELS, BUTLER & MARMARO LLP]


                            October 21, 1996                         57240-0001



       Cherokee Inc.
       6835 Valjean Avenue
       Van Nuys, California 91406

            Re:  Cherokee Inc. -
                 Registration Statement on Form S-8
                 ----------------------------------

       Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), that Cherokee Inc. (the "Company") intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (a) 600,000 shares issuable upon the exercise of options granted pursuant to the Company's 1995 Incentive Stock Option Plan (the "1995 Plan"), (b) 40,000 shares issuable upon the exercise of warrants granted to certain current and former directors of the Company (the "Director Warrants"), (c) 10,000 shares issued to certain current directors of the Company in connection with previous exercises of Director Warrants, (d) 675,670 shares issuable upon the exercise of options (the "Wilstar Options") granted to The Newstar Group d/b/a Wilstar ("Wilstar") in connection with that certain Management Agreement dated as of May 4, 1996, as amended (the "Management Agreement"), (e) 1,674,739 shares issued to Wilstar upon the exercise of certain performance stock options (the "Performance Options") granted to Wilstar pursuant to the Management Agreement and (f) 70,000 shares issuable upon the exercise of options granted to the current directors of the Company (the "Director Options")(collectively, all of the shares issued or to be issued pursuant to the 1995 Plan, the Director Warrants, the Wilstar Options, the Performance Options and the Director Options hereinafter being referred to as the "Shares"). We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.
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[LETTERHEAD OF JEFFER, MANGELS, BUTLER & MARMARO LLP]

Cherokee Inc.
October 21, 1996
Page 2

                 It is our opinion that when the Registration Statement has become effective under the Act subject to said actions being duly taken and completed by you as now contemplated in the 1995 Plan, the Director Warrants, the Wilstar Options, the Performance Options and the Director Options, respectively, prior to the issuance of the Shares under the 1995 Plan, the Director Warrants, the Wilstar Options, the Performance Options and the Director Options, respectively, and subject to the appropriate qualification of the Shares by the appropriate authorities of the various states in which the Shares will be sold, the Shares that are outstanding are, and the Shares to be issued will, upon the issuance, sale and payment thereof in the manner referred to in the 1995 Plan, the Director Warrants, the Wilstar Options, the Performance Options and the Director Options, respectively, be validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                  Respectfully submitted,


                                  /s/ Jeffer, Mangels, Butler & Marmaro LLP

                                  JEFFER, MANGELS, BUTLER & MARMARO LLP